As filed with the Securities and Exchange Commission on September 4, 2014	Registration No. 333-168870

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIGHWAY HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification Number)

Suite 1801, Level 18, Landmark North

39 Lung Sum Avenue

Sheung Shui

New Territories, Hong Kong

(852) 2344-4248

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roland Kohl

Chief Executive Officer

Suite 1801, Level 18, Landmark North

39 Lung Sum Avenue

Sheung Shui

New Territories, Hong Kong

Telephone: (852) 2344-4248

Facsimile: (852) 2343-4976

roland.kohl@highwayholdings.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Istvan Benko
Steven Mehr

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

Telephone (310) 553-4441

Facsimile: (310) 201-4746

________________

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) is filed by Highway Holdings Limited (the “Company”), and amends the registration statement initially filed on Form F-3 (File No. 333-168870) with the Securities and Exchange Commission (the “Commission”) on August 16, 2010 (the “Registration Statement”), registering securities of the Company to be sold using the “shelf registration” process under Rule 415 of the Securities Act of 1933, as amended.

The offering of securities pursuant to the Registration Statement has been abandoned and no securities were sold under the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that were registered (including shares of common shares, debt securities, and warrants to purchase such common stock and/or debt securities) that remain unsold, the Company hereby amends the Registration Statement to remove from registration all of the securities covered by the Registration Statement which remain unsold.

SIGNATURES

The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned.

HIGHWAY HOLDINGS LIMITED

By:	/s/ ALAN CHAN
Alan Chan
Chief Financial Officer and Secretary

Date:	September 4, 2014

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.